AMENDED AND RESTATED

FEE WAIVER AND EXPENSE CAP AGREEMENT

AMENDED AND RESTATED FEE WAIVER AND EXPENSE CAP AGREEMENT is made as of this 1st day of June, 2011 (as may be amended, modified, supplemented and in effect from time to time, the Agreement) by and among each of the investment companies (each a Registrant), on behalf of its underlying series, as listed in Schedule A (the term “Fund” is used to refer to either a Registrant or a series, as the context requires), and each of Columbia Management Investment Advisers, LLC, a Minnesota limited liability company (CMIA), Columbia Management Investment Distributors, Inc., a Delaware corporation (CMID), and Columbia Management Investment Services Corp., a Minnesota corporation (CMISC) (CMIA, CMID, and CMISC, collectively referred to as the Service Providers).

WHEREAS, the Registrants are each open-end investment companies registered under the Investment Company Act of 1940, as amended;

WHEREAS, pursuant to separate agreements (i) CMIA, an investment adviser registered under the Investment Advisers Act of 1940, serves as investment adviser to each of the Funds, (ii) CMIA serves as administrator to each of the Funds, (iii) CMID serves as distributor and shareholder servicing agent to the Funds, and (iv) CMISC serves as transfer agent to the Funds;

WHEREAS, the parties have entered into a Fee Waiver and Expense Cap Agreement dated as of February 28, 2011 (as amended, modified, supplemented and in effect from time to time, the “Original Agreement”), pursuant to which the Service Providers agreed to waive certain fees and reimburse certain expenses pursuant to the terms and conditions set forth therein;

WHEREAS, the parties wish to amend and restate the Original Agreement in its entirety as set forth herein; and

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree that as of the date hereof the Original Agreement shall be amended and restated in its entirety as set forth below:

1. Fee Waivers. The parties hereby agree that the Service Providers shall waive fees (each a Fee Waiver) payable to them under their separate agreements with the Funds to the extent reflected for each Fund, as set forth in Schedule B attached hereto.

2. Expense Cap Setting Methodology. Unless otherwise agreed to by the parties, each Fund shall be subject to a fee cap (each a Fee Cap) such that the ratio of Covered Expenses (defined below) to net assets of the Fund’s Class A shares (or such other class as may be agreed by the parties) (the Specified Class) for a defined period agreed to by the parties (a Covered Period) shall not exceed the median expense ratio of the Fund’s peer group for such Specified Class, as reported by Lipper, Inc. as of a date agreed to by the parties (the Median Ratio) (or such lower expense ratio as may be agreed by the parties) and also such that the ratio of Covered Expenses to net assets of the Fund’s other classes shall not exceed the amounts set by reference to the Median Ratio pursuant to a methodology mutually agreed upon by the parties. Further, unless otherwise agreed to by the parties, no Fee Cap shall be required for a Fund for any Covered Period if the ratio of Covered Expenses to net assets of the Specified Class for the last fiscal year was less than the Median Ratio.

3. Limitation of Total Operating Expense Ratios. The parties hereby agree that the Service Providers shall waive any fees payable to them under their separate agreements with the Funds or reimburse other expenses of the Funds to the extent necessary to ensure that the ratio of Covered Expenses to net assets of each class of shares of a Fund does not exceed the Fee Cap for such class for the Covered Period, as set forth in Schedule C attached hereto.

4. Covered Expenses. “Covered Expenses” include all expenses incurred directly by a Fund that are required to be included as an expense in a Fund’s Form N-1A Fee Table, but exclude: taxes (including foreign transaction taxes), expenses associated with investment in other pooled investment vehicles (including exchange traded funds and other affiliated and unaffiliated mutual funds), transaction costs and brokerage commissions, costs related to any securities lending program, dividend expenses associated with securities sold short, inverse floater program fees and expenses, transaction charges and interest on borrowed money, interest, extraordinary expenses, and any other expenses the exclusion of which may from time to time be deemed appropriate as an excludable expense and specifically approved by the applicable Registrant’s Board of Trustees/Directors (each a Board). Additionally, for certain identified on Schedule A, Covered Expenses exclude investment management services fees. Covered Expenses shall reflect the application of any balance credits made available by the Funds’ custodian and any custodial charges relating to overdrafts.

5. Allocation of Fee Waivers or Expense Reimbursements. Except where a specific Fee Waiver is set forth on Schedule B, fee waivers or expense reimbursements shall be allocated among the Service Providers in their discretion. In all instances, fee waivers and expense reimbursements shall be made in a manner that is not inconsistent with the Fund’s multi-class plan.

6. Term and Termination. Except as noted above or otherwise agreed to by the parties, a Fee Cap for each class of each Fund for a Covered Period of one year from the expiration of the previous Covered Period shall be established under this Agreement in the manner set forth above (i.e., by reference to the Median Ratio). The Fee Waivers and Fee Caps contemplated in Schedules B and C, respectively, shall, unless earlier terminated by the Board of a Fund in its sole discretion, expire on the date noted on such Schedule. The Fee Waivers and Fee Caps contemplated in Schedules B and C, respectively, may be adjusted from time to time by the mutual agreement of the parties. Either party may terminate the Agreement with respect to a Fund upon 60 days’ notice to the relevant Board, to take effect upon the expiration of the then-effective Covered Period.

7. Entire Agreement; Modification; Amendment. This Agreement constitutes the entire agreement of the parties with respect to its subject matter. Each provision herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the enforceability of any such other provision or agreement. In addition, each provision herein shall be treated as separate and independent with respect to each Fund and shall be treated as separate and independent from such provision or agreement with respect to each of the other Funds. No modification or amendment of this Agreement shall be binding unless in writing and executed by the parties affected thereby except that Schedules B and C will be updated and maintained by CMIA on an ongoing basis to reflect the adjusted Fee Caps and term extensions that are mutually agreed upon by the parties hereto from time to time.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

COLUMBIA FUNDS SERIES TRUST I COLUMBIA FUNDS VARIABLE INSURANCE TRUST Each for itself and on behalf of its respective series listed on this Schedule A

By:	/s/ Michael G. Clarke
Name:	Michael G. Clarke
Title:	Treasurer

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Managing Director

COLUMBIA MANAGEMENT INVESTMENT DISTRIBUTORS, INC.

By:	/s/ Beth Ann Brown
Name:	Beth Ann Brown
Title:	Senior Vice President

COLUMBIA MANAGEMENT INVESTMENT SERVICES CORP.

By:	/s/ Stephen T. Welsh
Name:	Stephen T. Welsh
Title:	President

SCHEDULE A

List of Registrants and Funds

As of June 1, 2011

Columbia Funds Series Trust I

    CMG Ultra Short Term Bond Fund

    Columbia Balanced Fund

    Columbia Bond Fund

    Columbia California Tax-Exempt Fund

    Columbia Connecticut Intermediate Municipal Bond Fund

    Columbia Connecticut Tax-Exempt Fund

    Columbia Contrarian Core Fund

    Columbia Dividend Income Fund

    Columbia Emerging Markets Fund

    Columbia Energy and Natural Resources Fund

    Columbia Greater China Fund

    Columbia High Yield Municipal Fund

    Columbia High Yield Opportunity Fund

    Columbia Income Fund

    Columbia Intermediate Bond Fund

    Columbia Intermediate Municipal Bond Fund

    Columbia International Bond Fund

    Columbia Large Cap Growth Fund

    Columbia Massachusetts Intermediate Municipal Bond Fund

    Columbia Massachusetts Tax-Exempt Fund

    Columbia Mid Cap Growth Fund

    Columbia New Jersey Intermediate Municipal Bond Fund

    Columbia New York Intermediate Municipal Bond Fund

    Columbia New York Tax-Exempt Fund

    Columbia Oregon Intermediate Municipal Bond Fund

    Columbia Pacific/Asia Fund

    Columbia Real Estate Equity Fund

    Columbia Rhode Island Intermediate Municipal Bond Fund

    Columbia Select Large Cap Growth Fund

    Columbia Select Small Cap Fund

    Columbia Small Cap Core Fund

    Columbia Small Cap Growth Fund I

    Columbia Small Cap Value Fund I

    Columbia Strategic Income Fund

    Columbia Strategic Investor Fund

    Columbia Tax-Exempt Fund

    Columbia Technology Fund

    Columbia U.S. Treasury Index Fund

    Columbia Value and Restructuring Fund

    Columbia World Equity Fund

Columbia Funds Variable Insurance Trust

    Columbia Variable Portfolio — Asset Allocation Fund

    Columbia Variable Portfolio — Money Market Fund

    Columbia Variable Portfolio — Select Large Cap Growth Fund

    Columbia Variable Portfolio — Small Cap Value Fund

    Columbia Variable Portfolio — Small Company Growth Fund

    Columbia Variable Portfolio — Strategic Income Fund